Exhibit 99.1
PowerSecure Expects Updated Revenue Backlog Will Exceed $115 Million
Company Awarded $5 Million of New Orders in February
Wake Forest, N.C. — February 25, 2010 — PowerSecure International, Inc. (Nasdaq: POWR) today said that it expects its revenue backlog will exceed $115 million when it provides its regular backlog update in conjunction with the Company’s fourth quarter earnings results, which will be issued on March 11, 2010. This compares favorably to the revenue backlog of $90 million the Company reported with its third quarter earnings results on November 5, 2009. The increase in the Company’s backlog is driven by over $50 million of new business awards since the November report, partially offset by revenue which will be recognized from the backlog during the Company’s fourth fiscal quarter of 2009. The Company expects the revenue backlog reported on March 11, 2010 will consist of over $65 million of revenue related to project-based sales, plus over $50 million of revenue related to recurring revenue contracts.
The Company’s revenue backlog includes sales of Interactive Distributed Generation® power systems and NexGear switchgear to a broad and diverse customer base, including utilities, industrial facilities, data centers, retailers, hospitals, municipalities, and institutions. The backlog also includes Utility Infrastructure projects involving the construction and maintenance of transmission and distribution systems for investor-owned utilities, electric cooperatives, and municipalities, and their large industrial and institutional customers. Additionally, the backlog includes sales of its EfficientLights LED lighting technology to major grocery and drug retailers installing refrigerated case lighting in stores across the country.
Sidney Hinton, CEO of PowerSecure, said, “We have seen a strong start to 2010 sales, and we continue to be encouraged by our positive order flow, and by the substantial growth in our revenue backlog over the last several months. Our backlog includes substantial revenues across each of our major business areas, including projects on behalf of a broad and diverse group of utilities and customers from coast to coast. Our continuing strong sales results provide a great foundation for 2010, and our optimism and positive outlook for the upcoming year continue to grow as we see signs of an improving economy and increasing business investment.”
The Company noted that the final backlog figure reported on March 11, 2010 with its fourth quarter 2009 earnings results is directly dependent on its fourth quarter reported revenues, and the amount of those revenues recognized from projects included in its November 5, 2009 backlog. Additionally, in line with its established methodology, the revenue backlog reported with its third quarter results on November 5, 2009 consisted of revenues expected to be recognized after September 30, 2009, and the backlog which will be reported with its fourth quarter results on March 11, 2010 includes revenues expected to be recognized after December 31, 2009. Also consistent with past practice, the Company’s backlog figures are not intended to constitute the entire amount of revenue expected to be recognized in future periods, as the Company business includes other revenue sources in addition to those quantified in its backlog.

About PowerSecure
PowerSecure International, Inc. is a leading provider of Energy and Smart Grid Solutions to electric utilities, and their commercial, institutional, and industrial customers, as well as Energy Services to the oil and natural gas industry. PowerSecure’s Energy and Smart Grid Solutions businesses provide products and services in the areas of Interactive Distributed Generation®, Utility Infrastructure, and Energy Efficiency. The Company is a pioneer in developing Interactive Distributed Generation® systems with sophisticated, proactive smart grid capabilities, including the ability to 1) forecast peak electricity demand and electronically deploy the systems to deliver more efficient, and environmentally friendly power, 2) provide utilities with dedicated electric power generation assets for their demand response needs, and 3) provide customers with the most dependable standby power in the industry. PowerSecure also provides utilities with regulatory consulting, power system and transmission engineering and construction, and provides businesses with energy efficiency products and services, including its state-of-the art EfficientLights lighting solution for refrigerated cases. The Company provides Energy Services to the oil and natural gas industry through its Southern Flow and WaterSecure business units. Additional information is available at www.powersecure.com.
All forward-looking statements contained in this release are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the outlook for the businesses discussed in this press release and the Company’s future revenues, earnings, margins, and other financial and operating information and data; the outlook for growing the Company through innovative energy management and conservation; business operations and prospects for the Company; the outlook for future gains in the Company’s revenues due to its business initiatives; the anticipated results of the Company’s products, solutions, and technologies; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, those risks, uncertainties and other factors identified from time to time in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, as well as in subsequent filings with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.
Contact
Chris Hutter
Chief Financial Officer
PowerSecure International, Inc.
(919) 453-1760
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